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                                                                       Exhibit 4



                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of July 31, 1990 between RHONE-POULENC S.A., a French societe anonyme ("RP"), and RHONE-POULENC RORER INC., a Pennsylvania corporation ("Rorer").

         WHEREAS, RP and Rorer entered into an Acquisition Agreement, dated as of March 12, 1990 (the "Acquisition Agreement"), providing, upon the terms and subject to the conditions thereof, for the acquisition by RP of shares of Common Stock, without par value, of Rorer (such class of capital stock of Rorer being hereinafter referred to as "Rorer Common Stock") (all shares of Rorer Common Stock held by RP and its subsidiaries from time to time being hereinafter referred to as the "Shares"); and

         WHEREAS, under the terms of the Acquisition Agreement, RP and Rorer have agreed to enter into a registration rights agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         Section 1. Definitions. For the purposes of this Agreement, the following terms have the following meanings:

         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Holders" means RP and any direct or indirect subsidiary of RP holding Registrable Securities to which registration rights have been assigned pursuant to Section 7(a) of this Agreement.

         "Registrable Securities" means the 45,834,731 Shares held by Holders as of the date hereof, as such Shares may be adjusted from time to time by stock dividends, stock splits and similar recapitalizations; provided, however,

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    that any such securities shall cease to be Registrable Securities when (i)
    a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have been transferred (except for transfers effected pursuant to and in accordance with Section 7(a) of this Agreement) either (a) pursuant to Rule 144 (promulgated under the 1933 Act) or any successor rule or provision under the 1933 Act, or (b) pursuant to any other transaction that is exempt from registration under the 1933 Act and complies with the provisions of paragraphs (e) and (f) of Rule 144, (iii) such securities shall have ceased to be outstanding or (iv) such securities shall have been transferred or assigned other than in accordance with Section 7(a) of this Agreement.

         "Registration Expenses" means all out-of-pocket expenses incident to Rorer's performance of, or compliance with, Section 2 hereof, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or "blue sky" laws (including fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey), all printing expenses, all registrars' and transfer agents' fees and the fees and disbursements of counsel for Rorer and of its independent public accountants, all underwriting discounts and commissions and applicable transfer taxes, all fees and disbursements of counsel for any underwriter of any Registrable Securities being registered (other than as described above) and all fees and disbursements of counsel for any sellers of the Registrable Securities being registered.

         Section 2. Registration Upon Request. (a) Subject to the limitations set forth in Section 2(b), two years after the Third Step Closing (as defined in the Acquisition Agreement), upon the written request of any Holder of the Registrable Securities that Rorer effect the registration under the 1933 Act of all or a specified portion of the Registrable Securities held by such Holder and any other Holders and specifying the intended method of disposition of such Registrable Securities, Rorer will use its reasonable best efforts to effect the registration under the 1933 Act ofthe Registrable Securities that Rorer has been so requested to register by such Holders.
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         (b)  Rorer's obligations under Section 2(a) shall be subject to the following limitations:

         (i) Rorer shall not be obligated to effect more than three registrations for all Holders under Section 2(a) of this Agreement;

         (ii) with respect to each demand for registration, the Holders shall have demanded registration of at least 15% of the then Registrable Securities;

         (iii) if Rorer shall have previously effected a registration of Registrable Securities pursuant to Section 2(a), Rorer shall not be required to effect a registration pursuant to Section 2(a) until a period of one year shall have elapsed from the effective date of the most recent such registration;

         (iv) if the Registrable Securities to be registered are to be sold in an underwritten public offering, the managing underwriter selected by Rorer for such offering shall be of nationally recognized standing and shall be reasonably acceptable to the Holders selling Registrable Securities;

         (v) except with respect to registrations requested prior thereto, Rorer shall not be required to effect any registration pursuant to Section 2(a) after the tenth anniversary of the Third Step Closing;

         (vi) if Rorer determines that it would not be in the best interest of Rorer for a registration statement to be filed in the near future, then Rorer's obligations to use its best efforts to file a registration statement shall be deferred for a period not to exceed 180 days; provided, however, that Rorer shall not obtain such a deferral more than once in any 12-month period;

         (vii) Rorer shall not be obligated to effect any registration for any entity to which Registrable Securities have been transferred or assigned in accordance with Section 7(a) of this Agreement if such transferee or assignee has ceased to be a direct or indirect subsidiary of RP; and

        (viii) Rorer shall not be obligated to effect a registration pursuant to Section 2(a) during the period starting with the date 60 days prior to Rorer's good faith estimated date of filing of, and ending on the date
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    90 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities by Rorer.

         (c) If (1) any registration made pursuant to Section 2(a) involves an underwritten offering of the Registrable Securities so to be registered, to be distributed (on a firm commitment basis) by or through one or more underwriters, and (2) the managing underwriter of such underwritten offering shall advise Rorer that, in its judgment, the distribution of any portion of the Registrable Securities to be registered will materially and adversely affect the distribution of such securities by such underwriters, then Rorer will promptly so advise the Holders of Registrable Securities and may require, by written notice to the Holder that such specified portion of such Registrable Securities be excluded from such underwritten offering (the securities so excluded to be apportioned pro rata among the selling Holders according to the total amount of securities proposed by such Holders to be included in such offering).

         Section 3. Registration Expenses. RP will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by Rorer pursuant to Section 2.

         Section 4. Registration Procedures. (a) If and whenever Rorer is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 2, Rorer will, as expeditiously as is reasonable:

          (i) prepare and file with the Securities and Exchange Commission (the "Commission"), on any appropriate form, a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and use its best efforts to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the expiration of 90 days after such registration statement first becomes
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    effective or, if sooner, such time as all such Registrable Securities and other securities have been disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in such registration statement;

         (iii) furnish to each seller and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, if any, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

         (iv) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that Rorer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction or to amend its charter or by-laws to enable it to do business in any such jurisdiction;

          (v) furnish to each seller or sellers, addressed to them, an opinion of counsel for Rorer, dated the date of the closing under the underwriting agreement relating to any underwritten offering;

          (vi) during the period, referred to in Section 4(a)(ii), that Rorer is required to keep such registration statement effective, immediately notify each seller of Registrable Securities covered by such
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    registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or registration statement to comply with law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and shall otherwise comply in all material respects with the law and so that such prospectus or registration statement, as amended or supplemented, will comply with the law;

          (vii) upon delivery of the certificates with respect to Registrable Securities to be registered pursuant hereto, issue to any underwriter to which the Holder of Registrable Securities may sell such Registrable Securities in connection with any such registrations (and to any direct or indirect transferee of any such underwriter) certificates evidencing such Registrable Securities without any legend restricting the transferability of the Registrable Securities; and

        (viii) make available, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act with respect to such registration.

Rorer may require each seller of Registrable Securities as to which any registration is being effected to furnish Rorer with such information regarding such seller and the distribution of such securities as Rorer may from time to time reasonably request in writing for inclusion in the registration statement and as shall be required by law or by the Commission in connection therewith.
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         Each Holder agrees that, upon receipt of any notice from Rorer of the happening of any event of the kind described in Section 4(a)(vi) hereof, such Holder will forthwith discontinue disposition of securities pursuant to the registration statement covering such securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(vi) hereof, and, if so directed by Rorer, such Holder will deliver to Rorer all copies, other than permanent file copies then in such Holder's possession, of the most recent prospectus covering such securities at the time of receipt of such notice. In the event Rorer shall give such notice, Rorer shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4(a)(vi) hereof to the date when Rorer shall make available to the Holders of securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 4(a)(vi) hereof.

         (b) If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of the Holder of Registrable Securities pursuant to a registration requested under Section 2, Rorer will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Rorer and such other terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, opinions of counsel, "comfort" letters signed by the independent public accountants who have issued a report on Rorer's financial statements included in such registration statement, and indemnities to the effect and to the extent provided in Section 5. Each seller shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Rorer to and for the benefit of such underwriters, shall also be made to and for the benefit of such seller.

         (c) If any registration pursuant to Section 2 shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees, if so required by the managing underwriters, not to effect any sale or distribution of Registrable Securities within 30 days prior to the estimated effective date of such registration statement or (other than as part of such underwritten public offering) 180 days after the effective date of such
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registration statement.  Rorer may impose stop transfer restrictions with respect to the Registrable Securities of such Holder, subject to the foregoing restriction, until the end of such 180-day period.

         Section 5. Indemnification and Contribution. (a) Rorer agrees to indemnify and hold harmless each seller of Registrable Securities covered by a registration statement effected pursuant to this Agreement and each person or entity, if any, who controls any such seller within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement, the prospectus included in such registration statement at the time it became effective, or any amendment or supplement thereto, or any related preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission based upon and in conformity with information furnished in writing to Rorer by such seller specifically for use therein; provided that Rorer shall not be obligated to indemnify (i) such seller to the extent that any such loss, claim, damage or liability arises out of such seller's failure to send or give a copy of the final or amended or supplemented prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final or amended or supplemented prospectus; (ii) any such seller that controls Rorer within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act; or (iii) any such seller to the extent that it has been finally judicially determined by a court of competent jurisdiction that indemnification of such seller by Rorer would be unlawful.

         (b) Each seller of Registrable Securities covered by a registration statement effected pursuant to this Agreement agrees to indemnify and hold harmless Rorer, the directors of Rorer, the officers of Rorer who sign the registration statement and each person (other than any seller of Registrable Securities), if any, who controls Rorer within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any losses, claims,
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damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement, the prospectus included in such registration statement at the time it became effective, or any amendment or supplement thereto, or any related preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided such statement or omission was made in reliance upon and in conformity with information furnished in writing to Rorer by such seller expressly for use therein.

         (c) Each seller of Registrable Securities covered by a registration statement effected pursuant to this Agreement agrees to indemnify and hold harmless each other seller who sells securities pursuant to such registration statement (the "Other Sellers") and each person or entity, if any, who controls such Other Sellers within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act, from and against any losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement, the prospectus included in such registration statement at the time it became effective, or any amendment or supplement thereto, or any related preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided such statement or omission was made in reliance upon and in conformity with information furnished in writing to Rorer by such seller expressly for use therein.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 5, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing; provided that the failure of such indemnified party to give such notice shall not relieve such indemnifying party of its obligations hereunder if such indemnifying party otherwise has knowledge of the institution of such proceeding. In case any such proceeding is instituted against an indemnified party the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment there are actual or potential differing interests between the indemnified party and the indemnifying party with respect to such proceeding, to assume the defense thereof, with counsel reasonably
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satisfactory to such indemnified party, and such indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified person, there are actual or potential differing interests between the indemnifying party and the indemnified party with respect to such proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such proceeding.

         (e) If the indemnification provided for in Sections 5(a), (b) and (c) is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other and also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as
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a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         (f) No seller of Registrable Securities covered by such registration statement or person controlling such seller other than Rorer shall be obligated to make contribution hereunder that in the aggregate exceeds the total public offering price of the Registrable Securities sold by such seller, less the aggregate amount of any damages that such seller and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of such sellers to contribute are several in proportion to their respective ownership of the securities covered by such registration statement and not joint.

         (g)  The indemnity and contribution agreements contained in this
Section 5 shall remain operative and in full force and effect regardless of any termination of this Agreement.

         Section 6. Rule 144. Rorer covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

         Section 7.  Miscellaneous.

         (a) Assignment of Registration Rights. The rights of any Holder of Registrable Securities under this Agreement may be assigned by such Holder, in whole or in part, to RP or any direct or indirect subsidiary of RP provided that such transferee assumes in writing the obligations of such Holder hereunder and notice of any such assignment, together with a copy of such written assumption, is delivered promptly to Rorer.
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         (b)  Amendment of Registration Rights.  Any provision of this
Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Rorer and the Holders of at least a majority of the then Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holder, its transferees and assignees, if any, and Rorer.

         (c) Effective Date of Agreement. This Agreement shall be effective upon the Third Step Closing.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        RHONE-POULENC S.A.


                                        By    /s/Patrick Langlois
                                          ----------------------------
                                          Name:  Patrick Langlois
                                          Title: Senior Vice President
                                                 Corporate Finance and
                                                 Acquistions


                                        RORER GROUP INC.


                                        By    /s/Robert M. Infarirato
                                          ----------------------------
                                          Name:  Robert M. Infarirato
                                          Title: Vice President